Exhibit 99.1

ITT REPORTS RECORD SECOND QUARTER 2006 EPS OF $0.75, INCLUDING IMPACT OF SPECIAL
                      ITEMS; RAISES GUIDANCE FOR THE YEAR

     - Earnings excluding special items are $0.80 per share, up 18 percent, and up 21 percent excluding the impact of the adoption of SFAS-123R

     - Company raises FY 2006 earnings forecast excluding special items from $2.91 - $2.97 to $2.95 - $3.00 per share, and raises FY 2006 revenue range from $7.90 - $8.01 billion to $8.08 - $8.17 billion

     - Second quarter revenue up 11 percent to $2.07 billion on strong growth in Defense and Fluid Technology; organic revenue up 10 percent

     - Second quarter segment operating margin improves by 40 basis points, and 80 basis points excluding special items and the impact of SFAS-123R

    WHITE PLAINS, N.Y., July 28 /PRNewswire-FirstCall/ -- ITT Corporation (NYSE:
ITT) today reported record second quarter 2006 net income of $140.9 million or $0.75 per share, including $8.3 million or $0.05 per share net impact of restructuring and discontinued operations. Excluding special items, 2006 second quarter earnings from continuing operations grew 18 percent to $0.80 per share over the second quarter 2005. Excluding the ($0.02) per share impact of the adoption of SFAS-123R, earnings for the quarter grew 21 percent compared to the second quarter of 2005. Second quarter 2006 revenue was $2.07 billion, up 11 percent over the same period last year, with organic revenue growth of 10 percent.

    "Our entire team performed extremely well in the second quarter, delivering results that surpassed our expectations and bolstering our confidence for the full year. We are raising our guidance for the year to reflect this strong performance," said Steve Loranger, Chairman, President and Chief Executive Officer. "ITT continues to deliver solid revenue growth, particularly organic growth. This speaks to our performance in the marketplace, delivering the products and services demanded by our customers.

    "I attribute these results to the capabilities of our management team, our diverse portfolio, and the strength of the ITT Management System," Loranger said. "I am pleased that we are delivering consistent results, quarter after quarter, in spite of the normal fluctuations in market demand and rising material costs."

    2006 Outlook and Beyond

    "As always, we are closely watching the current economic climate and its potential effects on our business," Loranger added. "We believe we are particularly well positioned in our Fluid Technology markets to benefit from the growing demand for water-related products and services. We have well-established product brands, a large installed base and a growing position in developing markets like China. Our Defense business continues to grow because of the critical needs being addressed through our unique technologies and the broad range of services we provide. Based on our solid performance through the first half and our outlook for the rest of the year, we are raising our full-year earnings forecast excluding special items from a range of $2.91 - $2.97 to $2.95
- $3.00 per share, up 14 - 16 percent compared to 2005, including the estimated ($0.09) per share impact from the adoption of SFAS-123R. Excluding the impact of the adoption of SFAS-123R, our outlook for full year 2006 earnings from continuing operations excluding special items would be up 17 - 19 percent.

    "We're also raising our 2006 full-year revenue guidance from a range of $7.90 - $8.01 billion to $8.08 - $8.17 billion. Our performance in the record second quarter and this positive outlook for the remainder of the year underscores the attractive market positions we have in both our commercial and defense businesses. These favorable positions, along with our focus on operational excellence and a disciplined acquisition strategy, reinforce the confidence we have in meeting our long term financial goals."

    Primary Business Results
    Fluid Technology

    -- Second quarter 2006 Fluid Technology revenue was $765.3 million, up $40.6 million or 6 percent; organic revenues grew 4 percent over the same period in 2005, led by the Water/Wastewater Handling and Building Trades businesses. Operating income was $101.3 million for the second quarter, including the impact of restructuring. Excluding restructuring, second quarter operating income was up 9 percent to $103.3 million.

    -- Operating margins, excluding restructuring, grew by 40 basis points in the quarter, as a result of ongoing Value Based Six Sigma and Lean initiatives.

    -- Total orders for the second quarter were up 7%, and organic orders were up 5% compared to the second quarter of 2005.

    -- The acquisition of F.B. Leopold, announced during the quarter, adds an important pre-treatment component to ITT's already wide range of filtration and treatment capabilities.

    Defense Electronics & Services

    -- ITT's Defense Electronics & Services segment reported second quarter revenues of $918.5 million, up 18 percent, over the same period last year, led by increases in the Services, Electronic Systems, Communications and Night Vision businesses.

    -- Higher volume, better yields and contract performance drove second quarter operating results. Second quarter operating income for the segment was $100.6 million, including the impact of restructuring. Excluding restructuring, operating income was up 19 percent in the quarter to $101.4 million over the comparative period in 2005.

    -- The Aerospace Communications business led revenue growth at Defense in the second quarter. Production increased to a rate of 5,000 Single Channel Ground-Air Radio System (SINCGARS) radios per month to meet increased demand. In August, the group will achieve the production milestone of 300,000 radios over the life of the SINCGARS program.

    -- Consistent with the variable nature of Defense orders, second quarter orders declined to $636 million. Our order activity is expected to be robust in the second half of 2006 and full-year Defense orders, sales, and operating income are all on track to show continued strong growth.

    -- The long-term outlook for Defense is positive, driven by demand for products featuring ITT's next-generation technology and the ongoing growth in the outsourcing of military services such as those provided by ITT.

    Motion & Flow Control

    -- 2006 second quarter revenues for ITT's Motion & Flow Control segment were
       $188.1 million, up 4 percent from the second quarter last year.

    -- 2006 second quarter operating income for the segment was $30.9 million, including the impact of restructuring. Excluding restructuring, operating income for this segment was $38.1 million, up 1 percent from the same quarter in 2005.

    -- On an organic basis, Motion & Flow Control orders grew 12 percent compared to the second quarter of 2005, led by 18 percent order growth in Aerospace Controls and 16 percent in Friction Materials. Aerospace Controls, which produces fuel valves and other components, continues to benefit from the strength in the regional and business jet segment.

    Electronic Components

    -- 2006 second quarter revenues for the Electronic Components segment were $200.8 million, up 11 percent over the same period in 2005. Organic revenue grew 10 percent, fueled by growth in cellular handsets and transportation markets. Operating income for the second quarter was $21.3 million. Excluding restructuring, operating income was up 133 percent over the second quarter last year, and operating margins grew 550 basis points compared to the second quarter of 2005, primarily driven by volume growth and operational improvements.

    -- 2006 second quarter order intake at Electronic Components exceeded $200 million for the second consecutive quarter, up 9 percent over the second quarter of 2005 on an organic basis. This increase is primarily attributable to growth in the cellular handset market, as well as the transportation and military/aerospace sectors. The segment's 2006 second quarter book-to-bill ratio was positive at 1.01.

    -- The process to prepare Electronic Components' Switches business for disposition is progressing. Ongoing efforts to improve and manage the business to create value are yielding results evident in its performance during the second quarter.

    About ITT Corporation

    ITT Corporation (http://www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electronic components market with a wide range of products. Headquartered in White Plains, NY, the company generated $7.4 billion in 2005 sales. In addition to the New York Stock Exchange, NYSE Arca, ITT Corporation stock is traded on the Paris, London and Frankfurt exchanges.

    For free B-roll/video content and logo about ITT Corporation, please log onto http://www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                        ITT CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                        Three Months Ended         Six Months Ended
                                             June 30,                  June 30,
                                     ------------------------   -----------------------
                                        2006          2005         2006         2005
                                     ----------    ----------   ----------   ----------
Sales and revenues                   $  2,067.9    $  1,863.9   $  3,954.6   $  3,629.8

Costs of sales and revenues             1,491.9       1,353.0      2,875.4      2,649.4
Selling, general and
 administrative expenses                  295.5         262.5        565.8        525.4
Research and development
 expenses                                  43.7          44.6         86.4         88.9
Restructuring and asset
 impairment charges                        10.0           5.7         25.1         24.1
Total costs and expenses                1,841.1       1,665.8      3,552.7      3,287.8

Operating income                          226.8         198.1        401.9        342.0
Interest expense                           21.5          13.9         41.4         34.0
Interest income                             4.8           5.5          8.5         19.7
Miscellaneous expense, net                  4.2           5.5          9.5         10.5
Income from continuing operations
 before income taxes                      205.9         184.2        359.5        317.2
Income tax expense                         63.5          53.2        109.6         64.8
Income from continuing
 operations                               142.4         131.0        249.9        252.4
Discontinued operations,
 including tax (benefit)/
 expense of $(0.6), $3.2, $6.8
 and $0.1 in each period,
 respectively                              (1.5)          6.7         46.9          1.8
Net income                           $    140.9    $    137.7   $    296.8   $    254.2

Earnings Per Share:
Income from continuing operations:
  Basic                              $     0.77    $     0.71   $     1.35   $     1.37
  Diluted                            $     0.76    $     0.70   $     1.33   $     1.34
Discontinued operations:
  Basic                              $    (0.01)   $     0.04   $     0.26   $     0.01
  Diluted                            $    (0.01)   $     0.03   $     0.25   $     0.01

Net income:
  Basic                              $     0.76    $     0.75   $     1.61   $     1.38
  Diluted                            $     0.75    $     0.73   $     1.58   $     1.35

Average Common Shares - Basic             184.3         184.5        184.4        184.6
Average Common Shares - Diluted           187.2         188.5        187.5        188.5

                        ITT CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                June 30,     December 31,
                                                  2006           2005
                                              ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents                   $      755.0   $      451.0
  Receivables, net                                 1,403.9        1,268.1
  Inventories, net                                   728.3          661.3
  Current assets of discontinued operations              -          256.9
  Deferred income taxes                               74.3           73.6
  Other current assets                                99.0           69.9
     Total current assets                          3,060.5        2,780.8

Plant, property and equipment, net                   840.1          837.0
Deferred income taxes                                 90.9           87.5
Goodwill, net                                      2,348.4        2,249.1
Other intangible assets, net                         209.9          214.8
Other assets                                         976.5          894.2
     Total assets                             $    7,526.3   $    7,063.4

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable                            $      869.2   $      797.2
  Accrued expenses                                   788.6          745.8
  Accrued taxes                                      147.9          187.1
  Current liabilities of
   discontinued operations                               -           77.9
  Notes payable and current
   maturities of long-term debt                      900.1          751.4
  Other current liabilities                            9.7            8.3
     Total current liabilities                     2,715.5        2,567.7

Pension and postretirement benefits                  745.9          733.8
Long-term debt                                       516.2          516.3
Other liabilities                                    521.7          522.2
     Total liabilities                             4,499.3        4,340.0

Shareholders' equity                               3,027.0        2,723.4
     Total liabilities and
      shareholders' equity                    $    7,526.3   $    7,063.4

                        ITT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                         Six Months Ended
                                                             June 30,
                                                    --------------------------
                                                        2006          2005
                                                    -----------    -----------
Operating Activities
Net income                                          $     296.8    $     254.2
(Income) loss from discontinued operations                (46.9)          (1.8)
Income from continuing operations                         249.9          252.4

Adjustments to income from continuing operations:

  Depreciation and amortization                            92.5           96.4
  Amortization of stock compensation                       11.0            0.6
  Restructuring and asset impairment charges               25.1           24.1
Payments for restructuring                                (29.6)         (21.1)
Change in receivables                                    (120.2)        (183.0)
Change in inventories                                     (46.8)         (29.3)
Change in accounts payable and accrued expenses            64.3           99.4
Change in accrued and deferred taxes                      (35.9)          15.6
Change in other current and non-current assets            (94.4)        (104.7)
Change in other non-current liabilities                     1.0           (2.1)
Other, net                                                  4.0           (0.2)
  Net cash - operating activities                         120.9          148.1

Investing Activities
Additions to plant, property and equipment                (64.8)         (64.1)
Acquisitions, net of cash acquired                        (74.0)          (1.5)
Proceeds from sale of assets and businesses               230.7            7.7
Other, net                                                 (6.3)             -
  Net cash - investing activities                          85.6          (57.9)

Financing Activities
Short-term debt, net                                      147.2          163.5
Long-term debt repaid                                      (1.0)          (4.6)
Long-term debt issued                                       0.1            0.4
Repurchase of common stock                               (130.2)        (118.2)
Proceeds from issuance of common stock                     50.9           56.3
Dividends paid                                            (37.0)         (49.8)
Other, net                                                 12.8           (0.1)
  Net cash - financing activities                          42.8           47.5

Exchange Rate Effects on Cash and
 Cash Equivalents                                          28.6          (21.7)
Net Cash - Discontinued Operations
 Operating Activities                                      28.3           13.1
Net Cash - Discontinued Operations
 Investing Activities                                      (2.2)          (7.8)

Net change in cash and cash equivalents                   304.0          121.3
Cash and cash equivalents - beginning of year             451.0          262.9
Cash and Cash Equivalents - end of period           $     755.0    $     384.2

              ITT Corporation Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                           Second Quarter 2006 & 2005

                                  ($ Millions)

                                              (As Reported - GAAP)
                                     --------------------------------------
                                     Sales &    Sales &                %
                                     Revenues   Revenues    Change   Change
                                     --------   --------    ------   ------
                                                             2006     2006
                                                              vs.      vs.
                                      3M 2006    3M 2005     2005     2005
                                     --------   --------    ------   ------
ITT Corporation - Consolidated        2,067.9    1,863.9     204.0       11%

Fluid Technology                        765.3      724.7      40.6        6%

Defense Electronics & Services          918.5      779.5     139.0       18%

Electronic Components                   200.8      181.7      19.1       11%

Motion & Flow Control                   188.1      181.6       6.5        4%

                                                                       %
                                      Orders     Orders     Change   Change
                                     --------   --------    ------   ------
                                                             2006     2006
                                                              vs.      vs.
                                      3M 2006    3M 2005     2005     2005
                                     --------   --------    ------   ------
Fluid Technology                        798.0      746.8      51.2        7%

Motion & Flow Control                   193.0      172.0      21.0       12%

Aerospace Controls                       23.9       20.2       3.7       18%

Friction Materials                       84.6       72.5      12.1       17%

Electronic Components                   202.9      185.6      17.3        9%

                                                            Orders/
                                       Orders    Sales      Sales
                                     --------   --------    Book-to-
                                      3M 2006   3M 2006     Bill
                                     --------   --------    --------
Electronic Components                   202.9      200.8        1.01

                                                        (As Adjusted - Organic)
                      -------------------------------------------------------------------------------------------
                                   Acquis-
                                   ition         FX            Adj.
                      Sales &      Contri-       Contri-       Sales &      Sales &                        %
                      Revenues     bution        bution        Revenues     Revenues       Change        Change
                      ----------   ----------    ----------    ----------   ----------   ----------    ----------
                                                                                            Adj.           Adj.
                                                                                             06             06
                        3M 2006     3M 2006       3M 2006        3M 2006      3M 2005      vs. 05        vs. 05
                      ----------   ----------    ----------    ----------   ----------   ----------    ----------
ITT Corporation -
 Consolidated            2,067.9         (5.8)         (4.8)      2,057.3      1,863.9        193.4            10%

Fluid Technology           765.3         (5.8)         (3.8)        755.7        724.7         31.0             4%

Defense Electronics
 & Services                918.5          0.0          (0.1)        918.4        779.5        138.9            18%

Electronic
 Components                200.8          0.0          (0.8)        200.0        181.7         18.3            10%

Motion & Flow
 Control                   188.1          0.0          (0.1)        188.0        181.6          6.4             4%

                                   Acquis-
                                   ition         FX
                                   Contri-       Contri-        Adj.                      %
                        Orders     bution        bution        Orders       Orders       Change        Change
                      ----------   ----------    ----------    ----------   ----------   ----------    ----------
                                                                                            Adj.           Adj.
                                                                                             06             06
                        3M 2006     3M 2006        3M 2006       3M 2006     3M 2005       vs. 05        vs. 05
                      ----------   ----------    ----------    ----------   ----------   ----------    ----------
Fluid Technology           798.0         (6.9)         (5.3)        785.8        746.8         39.0             5%

Motion & Flow
 Control                   193.0          0.0          (0.5)        192.5        172.0         20.5            12%

Aerospace Controls          23.9          0.0           -            23.9         20.2          3.7            18%

Friction Materials          84.6          0.0          (0.5)         84.1         72.5         11.6            16%

Electronic
 Components                202.9          0.0          (0.9)        202.0        185.6         16.4             9%

              ITT Corporation Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          Second Quarter of 2006 & 2005

                                  ($ Millions)

                                                                                                   Adjust
                                    Q2 2006          Q2 2005                        Q2 2006       for 2006        Q2 2006
                                  -----------     -----------           %         -----------    -----------    -----------
                                                                     Change
                                      As               As            06 vs.           As          Restruc-           As
                                   Reported         Reported           05          Reported        turing         Adjusted
                                  -----------     -----------     -----------     -----------    -----------    -----------
Sales and Revenues:
Electronic Components                   200.8           181.7                           200.8                         200.8
Defense Electronics &
 Services                               918.5           779.5                           918.5                         918.5
Fluid Technology                        765.3           724.7                           765.3                         765.3
Motion & Flow Control                   188.1           181.6                           188.1                         188.1
Intersegment eliminations                (4.8)           (3.5)                           (4.8)                         (4.8)
  Total Ongoing
   segments                           2,067.9         1,864.0                         2,067.9                       2,067.9
Dispositions and other                      -               -                               -                             -
Total Sales and
 Revenues                             2,067.9         1,864.0                         2,067.9                       2,067.9

Operating Margin:
Electronic Components                    10.6%            3.1%                           10.6%                         10.5%
Defense Electronics &
 Services                                11.0%           10.9%                           11.0%                         11.0%
Fluid Technology                         13.2%           12.9%                           13.2%                         13.5%
Motion & Flow Control                    16.4%           20.5%                           16.4%                         20.3%
Total Ongoing Segments                   12.3%           11.9%                           12.3%                         12.8%

Total Ongoing Segments
 (Excluding impact of
 SFAS-123R)                                                                                                            13.0%

Income:
Electronic Components                    21.3             5.7           273.7%           21.3           (0.3)          21.0
Defense Electronics &
 Services                               100.6            84.9            18.5%          100.6            0.8          101.4
Fluid Technology                        101.3            93.3             8.6%          101.3            2.0          103.3
Motion & Flow Control                    30.9            37.3          -17.2%            30.9            7.2           38.1
Total Segment
 Operating Income                       254.1           221.2            14.9%          254.1            9.7          263.8

Impact of SFAS-123R
 Adoption                                                                                                               6.1
Total Segment
 Operating Income
 (Excluding impact of
 SFAS-123R)                                                                                                           269.9

                                                         Adjust
                                         Q2 2005        for 2005       Q2 2005         % Change
                                       ------------   ------------  -------------         Adj.
                                            As          Restruc-          As             06 vs.
                                         Reported        turing        Adjusted            05
                                       ------------   ------------  -------------     ------------
Sales and Revenues:
Electronic Components                         181.7                         181.7
Defense Electronics & Services                779.5                         779.5
Fluid Technology                              724.7                         724.7
Motion & Flow Control                         181.6                         181.6
Intersegment eliminations                      (3.5)                         (3.5)
  Total Ongoing segments                    1,864.0                       1,864.0
Dispositions and other                            -                             -
Total Sales and Revenues                    1,864.0                       1,864.0

Operating Margin:
Electronic Components                           3.1%                          5.0%             550 BP
Defense Electronics & Services                 10.9%                         10.9%              10 BP
Fluid Technology                               12.9%                         13.1%              40 BP
Motion & Flow Control                          20.5%                         20.9%             (60)BP
Total Ongoing Segments                         11.9%                         12.2%              60 BP

Total Ongoing Segments (Excluding
 impact of SFAS-123R)                                                        12.2%              80 BP

Income:
Electronic Components                           5.7            3.3            9.0              133%
Defense Electronics & Services                 84.9            0.0           84.9               19%
Fluid Technology                               93.3            1.8           95.1                9%
Motion & Flow Control                          37.3            0.6           37.9                1%
Total Segment Operating Income                221.2            5.7          226.9               16%

Impact of SFAS-123R Adoption
Total Segment Operating Income
 (Excluding impact of SFAS-123R)                                            226.9               19%

              ITT Corporation Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          Second Quarter of 2006 & 2005

                       ($ Millions, except EPS and shares)

                                      Q2 2006        Q2 2006       Q2 2006       Q2 2005       Q2 2005       Q2 2005
                                         As          Adjust-         As            As          Adjust-         As
                                      Reported        ments       Adjusted      Reported        ments       Adjusted
                                     ----------    ----------    ----------    ----------    ----------    ----------
Segment Operating Income                  254.1           9.7 #A      263.8         221.2           5.7 #D      226.9
  Interest Income (Expense)               (16.7)            -         (16.7)         (8.4)         (3.5)#E      (11.9)
  Other Income (Expense)                   (4.2)            -          (4.2)         (5.5)            -          (5.5)
  Gain on sale of Assets                      -             -             -             -             -             -
  Corporate (Expense)                     (27.3)          0.3 #A      (27.0)        (23.1)            -         (23.1)
  Income from Continuing
   Operations before Tax                  205.9          10.0         215.9         184.2           2.2         186.4
  Income Tax Items                            -             -             -             -          (4.0)#F       (4.0)
  Income Tax Expense                      (63.5)         (3.2)#B      (66.7)        (53.2)         (0.6)#G      (53.8)
  Total Tax Expense                       (63.5)         (3.2)        (66.7)        (53.2)         (4.6)        (57.8)
  Income from Continuing
   Operations                             142.4           6.8         149.2         131.0          (2.4)        128.6
  (Loss) Income from
   Discontinued Operations                 (1.5)          1.5 #C        0.0           6.7          (6.7)#H          -
  Net Income                              140.9           8.3         149.2         137.7          (9.1)        128.6
  Diluted EPS                              0.75          0.05          0.80          0.73         (0.05)         0.68
      Impact of SFAS-123R
        Adoption                                                       0.02                                      0.00
        Diluted EPS Excluding
         Impact of SFAS-123R
         Adoption                                                      0.82                                      0.68

                                               Change       Percent Change
                                            2006 vs. 2005    2006 vs. 2005
                                             As Adjusted      As Adjusted
                                           --------------   --------------
Net Income                                       20.6             16%
Diluted EPS                                   $  0.12             18%
   Impact of SFAS-123R Adoption
    Diluted EPS Excluding Impact of
     SFAS-123R Adoption                       $  0.14             21%

     #A   - Remove Restructuring Expense of $10.0M ($9.7 + $0.3).
     #B   - Remove Tax Benefit on Special Items of ($3.2M).
     #C   - Remove D.O. expense of $1.5M.
     #D   - Remove Restructuring Expense of $5.7M.
     #E   - Remove Interest Income due to Tax Refund ($3.5M).
     #F   - Remove Tax Refund of ($4.0M).
     #G   - Remove Tax Benefit on Special Items of ($0.6M).
     #H   - Remove D.O. income of ($6.7M).

SOURCE  ITT Corporation
    -0-                             07/28/2006
    /CONTACT: Tom Martin of ITT Corporation, +1-914-641-2157, tom.martin@itt.com/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.itt.com /